EXHIBIT 5.1

[Oh-Ebashi LPC & Partners Letterhead]

Sawai Pharmaceutical Co., Ltd.

5-2-30, Miyahara

Yodogawa-ku, Osaka 532-0003

Japan

, 2020

Re:    Registration Statement on Form F-4 of Sawai Pharmaceutical Co., Ltd.

Ladies and Gentlemen:

We have acted as Japanese counsel to Sawai Pharmaceutical Co., Ltd. (“Sawai Pharmaceutical”), a corporation incorporated under the Companies Act of Japan, in connection with its consummation of the statutory share transfer (the “Share Transfer”) under the Companies Act of Japan pursuant to which each of Sawai Pharmaceutical’s shareholders will receive one (1) share of common stock of SAWAI HOLDINGS Co., Ltd. (“Sawai Holdings”) for each share of common stock of Sawai Pharmaceutical that such shareholder holds.

In so acting, we have been asked to render our opinion as to certain legal matters in connection with the Registration Statement on Form F-4 (the “Registration Statement”) filed by Sawai Pharmaceutical with the United States Securities and Exchange Commission on                 , 2020 for the purpose of registering under the United States Securities Act of 1933, as amended (the “Act”), certain shares (the “Shares”) of common stock of Sawai Holdings, to be issued in connection with the Share Transfer to United States shareholders of record of Sawai Pharmaceutical as a result of the Share Transfer pursuant to the share transfer plan dated July 28, 2020 (the “Share Transfer Plan”). For such purpose, we have examined, inter alia, the following documents:

(a)    Certified copies of the commercial register, the Articles of Incorporation, the Regulations of the Board of Directors and the Share Handling Regulations of Sawai Pharmaceutical;

(b)    A certified copy of the minutes of the meetings of the Board of Directors of Sawai Pharmaceutical held on July 28, 2020;

(c)    A certified copy of the Share Transfer Plan and all exhibits thereto, which include the Articles of Incorporation of Sawai Holdings; and

(d)    A copy of the Registration Statement and all exhibits thereto.

We have also examined such certificates and other records and documents of Sawai Pharmaceutical as well as such other matters, documents and records, and considered such questions of laws of Japan, as we have deemed necessary or appropriate for the purpose of rendering the opinion hereinafter set forth. We have relied, as to certain factual matters, upon the documents referred to in paragraphs (a) through (d) above.

Having examined the above documents and having regard to the relevant laws of Japan to the extent that they are applicable, and subject to the assumptions and qualifications set out herein, we are of the opinion that:

(A)    when the Shares have been duly issued pursuant to and in accordance with the terms and conditions of the Share Transfer Plan, the Shares will be legally issued, fully paid and non-assessable; and

(B)    the statements set forth in the Registration Statement under the caption “TAXATION—Japanese Tax Consequences” are our opinions as to the principal Japanese income tax consequences of the Share Transfer and the ownership and disposition of the Shares to U.S. holders that are non-resident individuals of Japan or non-Japanese corporations without a permanent establishment in Japan.

In rendering the above opinion, we have assumed without independently verifying that (i) the Share Transfer Plan will be duly approved by the extraordinary general meeting of shareholders of Sawai Pharmaceutical, scheduled to be held on December 21, 2020; (ii) the securities registration statement as to the Shares under the Financial Instruments and Exchange Law of Japan will become effective on or prior to the effective date of the Share Transfer; (iii) all necessary governmental authorization, permits, consents and approvals will be acquired or completed, (iv) Sawai Pharmaceutical will comply with all document retention, shareholder notice and other procedural requirements imposed by the Companies Act and other applicable laws of Japan in connection with the Share Transfer, (v) all signatures or seal impressions on any documents we reviewed are true and genuine; (vi) all documents submitted to us as originals are authentic and complete; (vii) all documents submitted to us as copies are complete and conform to the originals thereof that are authentic and complete; (viii) all documents submitted to us as forms are executed substantially in such forms; (ix) all natural person-signatories who have executed or delivered the Share Transfer Plan and all other documents related thereto on behalf of the relevant parties thereto have and had at the relevant times sufficient legal capacity to take such action; (x) nothing in the applicable law of any jurisdiction other than Japan would conflict with, or preclude the performance, legality, effectiveness or enforcement of, any of the Share Transfer Plan and all other documents related thereto; and (xi) the Share Transfer Plan and all other documents related thereto are legal, valid and enforceable in accordance with their respective terms under their respective governing laws (other than Japanese law), or not otherwise contrary to public policy or any mandatory provisions of applicable laws of any jurisdiction other than Japan, as presently or hereafter in force or given effect.

The above opinion is further qualified by the assumptions and subject to the limitations set forth below:

(i)    This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters or documents not specifically referred to herein. Without any prejudice to the generality of the foregoing, nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties (except as expressly provided herein), or other information contained in the documents referred to in paragraphs (a) through (d) above or in any other document examined in connection with this opinion except as expressly provided herein;

(ii)    We are members of the bar of Japan and our opinion is limited solely to the laws of Japan effective as of the date hereof and is given on the basis that it will be governed and construed in accordance with the laws of Japan;

(iii)    We have made no investigation on any laws of any jurisdiction other than Japan and neither express nor imply any opinion as to the effect of any law of any jurisdiction other than Japan;

(iv) We express no opinion as to the availability of specific performance, injunctive relief or any other similar remedy;

(v)    We express no opinion with regard to (i) any matters relating to tax laws, treaties, regulations or guidelines (except where we have affirmatively opined in paragraph (B) above), or (ii) any amendments, supplements, renewals, extensions or other modifications, except as expressly provided herein, of any documents, instruments or agreements referred to herein, executed after the date of this opinion;

(vi)    The opinion expressed above is subject to applicable bankruptcy, civil rehabilitation, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the rights of creditors generally;

(vii)    The opinion expressed above is subject to any applicable statutes of limitation, appropriate court procedures, the public order or policy, good morals doctrine, the good faith and fair dealing doctrine and the abuse of rights doctrine;

(viii)    Japanese courts may not give full effect to an indemnity for attorney’s fees or other legal costs;

(ix)    In this opinion and the Registration Statement, Japanese legal concepts are expressed in English terms and not in their original Japanese terms. The concepts concerned may not be identical to the concept described by the equivalent English terms as they exist under the laws of other jurisdictions. We do not render any opinion as to how judges qualified in a jurisdiction other than Japan would interpret Japanese legal concepts or expressions; and

(x)    The opinion is given as of the date hereof, and no obligation is undertaken to advise Sawai Pharmaceutical of any changes in any matters set forth herein after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and we also consent to the references made to us in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

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